Exhibit 99.2

SPECIAL MEETING OF STOCKHOLDERS OF

MATTERPORT, INC.

[ ], 2024 at [ ] PDT

PROXY VOTING INSTRUCTIONS

INTERNET - Access **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-201-299-4446** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM PDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet. To attend the meeting via the Internet, please visit https://web.lumiconnect.com/216187135 (password: matterport2024) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030000300300001000 4 000024

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To adopt the Agreement and Plan of Merger and Reorganization, dated as of April 21, 2024, as it may be amended from time to time (the "Merger Agreement"), by and among CoStar Group, Inc., a Delaware corporation ("CoStar Group"), Matrix Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of CoStar Group ("Merger Sub I"), Matrix Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of CoStar Group ("Merger Sub II"), and Matterport, a copy of which is attached as Annex A to the proxy statement/prospectus of which this notice is a part, and which is further described in the sections titled "The Mergers" and "The Merger Agreement", beginning on pages 39 and 70, respectively (the "Merger Proposal").	☐	☐	☐
2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Matterport's named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement (the "Transaction Related Compensation Proposal").	☐	☐	☐
3. To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the "Adjournment Proposal").	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting, or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy card will be voted FOR Proposals 1, 2 and 3.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MATTERPORT, INC. Proxy for Special Meeting of Stockholders on [     ], 2024 Solicited on Behalf of the Board of Directors The undersigned hereby appoints R.J. Pittman and Matt Zinn, and each of them, with full power of substitution and power to act alone, as proxies and attorneys-in-fact to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of Matterport, Inc., to be held via live webcast [    ], 2024 at [ ] Pacific Time at https://web.lumiconnect.com/216187135 (password: matterport2024), on the matters set forth on the reverse side, and in their discretion, upon such other matters that may properly come before the Special Meeting, and any adjournment or postponement thereof. To facilitate stockholder participation, the Special Meeting will only be held in a virtual meeting format, via live webcast. You can attend the virtual Special Meeting, vote your shares electronically and submit your questions online during the meeting, by visiting https://web.lumiconnect.com/216187135. (Continued and to be signed on the reverse side) 1.1 14475

SPECIAL MEETING OF STOCKHOLDERS OF MATTERPORT, INC. [  ], 2024 at [    ] PDT GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00030000300300001000 4 000024 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN 1. To adopt the Agreement and Plan of Merger and Reorganization, dated as of April 21, 2024, as it may be amended from time to time (the “Merger Agreement”), by and among CoStar Group, Inc., a Delaware corporation (“CoStar Group”), Matrix Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of CoStar Group (“Merger Sub I”), Matrix Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of CoStar Group (“Merger Sub II”), and Matterport, a copy of which is attached as Annex A to the proxy statement/prospectus of which this notice is a part, and which is further described in the sections titled “The Mergers” and “The Merger Agreement”, beginning on pages 39 and 70, respectively (the “Merger Proposal”). FOR AGAINST ABSTAIN 2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Matterport’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement (the “Transaction Related Compensation Proposal”). FOR AGAINST ABSTAIN 3. To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting, or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy card will be voted FOR Proposals 1, 2 and 3. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.